UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No .   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SOUTHWEST AIRLINES CO.

(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 14, 2024, Southwest Airlines Co. issued the below press release:

SOUTHWEST AIRLINES COMMENTS ON ELLIOTT MANAGEMENT’S SPECIAL MEETING REQUEST

•	Reiterates Efforts to Reach Constructive Resolution with Elliott

•	Outlines Actionable Steps Taken to Position Southwest for the Future

•	Shareholders Not Required to Take Immediate Action

DALLAS, October 14, 2024 — Southwest Airlines Co. (NYSE: LUV) (“Southwest” or the “Company”) today confirmed that Elliott Investment Management L.P. (“Elliott”) requested a Special Meeting of Shareholders to consider Elliott’s proposals, including to remove without cause eight members of Southwest’s Board of Directors (the “Board”) and elect eight Director candidates chosen by Elliott, which appears designed to result in full control of the Board by Elliott’s nominees. Southwest’s Board issued the following statement in response:

Elliott’s Special Meeting request is unnecessary and inappropriate considering the extreme nature of Elliott’s demands. The timing of Elliott’s request to apparently pursue Board control appears designed to maximize disruption of Southwest’s execution of its important business transformation underway as we approach one of the busiest travel periods of the year. Elliott’s actions highlight its lack of understanding of Southwest’s business and its insatiable need to put its own interests ahead of those of all Shareholders. Before and since Elliott launched its campaign in June, the Board has had extensive dialogue with a significant number of Southwest Shareholders. The Board’s actions have been rooted in feedback from these conversations, including the comprehensive Board and governance changes recently announced.

Southwest also heard Shareholders’ resounding preference that the Company engage with Elliott and seek to avoid a protracted dispute. The Board has made every effort to reach a constructive resolution, including providing a reasonable settlement framework under which the Board would interview Elliott’s candidates and appoint up to three to a reconstituted 13-member Board that would be reduced to 12 following Executive Chairman Gary Kelly’s retirement at the 2025 Annual Meeting of Shareholders. For Elliott’s part, its latest framework for settlement reflects its continuing interest in seeking effective control of both the Board and management, including by installing Robert Milton, former CEO of Air Canada and a member of Elliott’s Board slate, as Executive Chair of Southwest.

Unfortunately, Elliott remains entrenched in demanding control of the Board, while continuing to block its Director candidates from being interviewed by the Board’s Nominating and Corporate Governance Committee, making it impossible to find a constructive resolution. For nearly four months, Elliott has failed to offer any substantive feedback on Southwest’s strategic plan. The Company was encouraged that Elliott might be turning the page ahead of Investor Day, when it requested a preview of Southwest’s Investor Day materials as a condition to engaging in settlement discussions. After providing Elliott a detailed, in-person preview of the Company’s plan more than a week before Investor Day, Elliott failed to provide input and continued its public attacks ahead of and following Investor Day.

Elliott’s failure to provide actionable feedback, coupled with the disruptive nature of its demands, should give Shareholders pause about Elliott’s true intentions.

The Board will carefully review the Special Meeting request in accordance with its fiduciary duties, Texas law and the Company’s bylaws, including Elliott’s stated request to hold the meeting on December 10, 2024. The Board intends to discuss the process for setting a Special Meeting with Elliott in a constructive manner. The Board is committed to acting in the best interests of Southwest and its Shareholders and will provide further updates in due course. No immediate action is required of Shareholders.

Southwest will continue to move expeditiously to transform its business, improve financial performance and make meaningful Board and corporate governance changes. The Board reiterated the following steps that Southwest has taken in recent months:

Comprehensive Board Refreshment and Corporate Governance Changes

Southwest recently announced the next phase of its Board transformation, which includes: six Director retirements effective immediately following the Company’s regularly scheduled fourth quarter Board meeting in November and Executive Chairman Kelly’s retirement effective immediately following the 2025 Annual Meeting; the anticipated appointment of three new Directors; the naming of new Committee Chairs and a new Lead Director; and significant corporate governance changes, including the elimination of the Executive Committee structure and creation of a new Finance Committee.

The Board has advanced its commitment to refreshment and a strong skill composition with the recent appointments of Robert Fornaro, former CEO of Spirit Airlines and AirTran Holdings Inc., Rakesh Gangwal, co-founder of India’s largest airline, InterGlobe Aviation (IndiGo) and previous executive at US Airways Group and United Airlines, and Lisa Atherton, President and CEO of Bell. Inclusive of all the Board changes described above, 75% of the airline’s Directors will have three years or less tenure on the Board and the average Board tenure will be approximately 2.5 years, reduced from 6.8 today.

“Southwest. Even Better.” Transformational Plan

Southwest is implementing a comprehensive three-year plan designed to drive revenue growth and return the airline to industry leading profitability. The Company’s tactical and strategic initiatives are guided by data-driven research of travelers’ changing preferences to transform the airline and are expected to deliver:

•	Approximately $4 billion[1] in cumulative incremental run rate EBIT contribution in 2027

•	ROIC of 15 percent or greater, well above WACC in 2027

The Board strongly believes Bob Jordan is the right leader to successfully execute Southwest’s plan and Leadership change amid such a significant transformation would be detrimental to all Shareholders. The Board has high expectations for Jordan and the Leadership team and will continue to hold them accountable for delivering results.

BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as financial advisors to Southwest and Vinson & Elkins L.L.P. and Kirkland & Ellis LLP are acting as legal advisors.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to (i) the timing and process and other matters with respect to the Special Meeting; (ii) the Company’s initiatives, strategic priorities and focus areas, plans, goals, and opportunities, including with respect to (a) transforming its business, (b) improving financial performance, (c) making meaningful Board and corporate governance changes, (d) driving revenue growth, and (e) returning the airline to industry-leading profitability; (iii) the Company’s financial and operational outlook, expectations, goals, plans, strategies, and projected results of operations, including with respect to its initiatives, and including factors and assumptions underlying the Company’s expectations and projections; and (iv) the Company’s expectations with respect to its Leadership team. These forward-looking statements are based on the Company’s current estimates,

[1]	Estimated cumulative run rate EBIT contribution to the Company’s 2027 base business financial performance from its portfolio of initiatives included in its comprehensive three-year financial plan.

intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, and Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or nonperformance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (x) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xi) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; and (xiii) other factors, as described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline2. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0003 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success brought industry-leading prosperity and 47 consecutive years4 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20505. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

[2]	Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021
[3]	Fulltime-equivalent active Employees
[4]	1973-2019 annual profitability
[5]	Our net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s special meeting of Shareholders (the “Special Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

The Company, each of its Directors (namely, Gary C. Kelly, Robert E. Jordan, William H. Cunningham, Ph.D., Lisa M. Atherton, David W. Biegler, J. Veronica Biggins, Roy Blunt, Douglas H. Brooks, Eduardo F. Conrado, Robert L. Fornaro, Rakesh Gangwal, Thomas W. Gilligan, Ph.D., David P. Hess, Elaine Mendoza, Christopher P. Reynolds, and Jill A. Soltau) and one of its executive officers (namely, Tammy Romo, Chief Financial Officer) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s Shareholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of our named executive officers and our non-employee Directors is set forth in the sections titled “Compensation of Executive Officers” and “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on April 5, 2024 (the “2024 Definitive Proxy”), commencing on pages 28 and 64, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Management” in the Company’s 2024 Definitive Proxy on page 27 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on October 2, 2024 for Mr.  Kelly (available here); October 2, 2024 for Mr.  Jordan (available here); May 16, 2024 for Dr.  Cunningham (available here); May 16, 2024 for Ms.  Atherton (available here); May 16, 2024 for Mr.  Biegler (available here); May 16, 2024 for Ms.  Biggins (available here); May 16, 2024 for Mr.  Blunt (available here); May 16, 2024 for Mr.  Brooks (available here); May 16, 2024 for Mr.  Conrado (available here); October 3, 2024 for Mr.  Fornaro (available here); October 2, 2024 for Mr.  Gangwal (available here); May 16, 2024 for Dr.  Gilligan (available here); May 16, 2024 for Mr.  Hess (available here); May 16, 2024 for Ms.  Mendoza (available here); May 16, 2024 for Mr.  Reynolds (available here); and May 16, 2024 for Ms.  Soltau (available here). Such filings are available on the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Special Meeting.

5